Exhibit 99.2

Cincinnati Financial Corporation Announces

Retirements and Subsidiary Officer Leadership Transitions

Cincinnati, November 20, 2015 – Cincinnati Financial Corporation (Nasdaq: CINF) today announced the upcoming retirement of two key officers and new roles and responsibilities among subsidiary officers.

President and Chief Operating Officer of The Cincinnati Life Insurance Company Retires

David H. Popplewell, FALU, LLIF, president and chief operating officer of The Cincinnati Life Insurance Company, will retire December 31, 2015. Roger A. Brown, FSA, MAAA, CLU, will assume leadership of the subsidiary as senior vice president and chief operating officer effective January 1, 2016.

Brown joined Cincinnati Life in 1997, after serving for four years as a member of the U.S. Army, achieving the rank of captain. Brown also served in the Army for 9 months during 2003 in support of Operation Enduring Freedom. He was appointed as an officer of Cincinnati Life in 2007. Brown moved quickly through the ranks and was promoted to vice president, leading the subsidiary’s actuarial department, in 2010. He graduated from Purdue University in 1993 with a bachelor’s in actuarial science. Brown will report to Steven J. Johnston, president and chief executive officer of Cincinnati Financial.

Johnston commented: “When Dave joined us in 1997 to lead our life insurance company, he was already an industry veteran with deep product knowledge and keen management skills. He’s been instrumental in the success of our life insurance operations over the past 18 years. Since 1997, Cincinnati Life has increased its gross life insurance face amount in force from $11 billion to more than $88 billion at year-end 2014. Dave has built a strong leadership team, which will make his transition to retirement seamless for our agents and associates.

“Roger is prepared for this challenge. He’s proven himself as a respected leader in our company and our industry. Roger’s energy and focus will keep Cincinnati Life contributing as a vital part of our organization, bringing value to our agents and shareholders.”

Also effective January 1, 2016, in connection with these leadership transitions, Steven J. Johnston, FCAS, MAAA, CFA, CERA, chief executive officer, becomes president of the subsidiary, aligning his title across all Cincinnati Financial insurance subsidiaries; actuarial officers C. Elaine Mackey, FSA, MAAA, CLU, and Michael T. Tiernan, FSA, MAAA, CPCU, are promoted to secretary.

Principal Accounting Officer of Cincinnati Financial Announces 2016 Retirement

Eric M. Mathews, CPCU, AIAF, principal accounting officer, vice president of Cincinnati Financial, and senior vice president for the insurance subsidiaries, will retire July 29, 2016. He joined the company in 1978 and quickly advanced through the accounting department. Mathews has been instrumental in developing the processes and procedures that have earned the company a reputation for ethical and transparent accounting disclosures.

Michael J. Sewell, senior vice president and chief financial officer, commented: “Eric’s finance and accounting acumen have guided the decisions of many of our chief financial officers. I thank him for his many years of service and dedication. He has built a deep bench of accounting talent that is well-positioned to continue our strength in accounting and financial reporting.”

Effective immediately, Theresa A. Hoffer, vice president and treasurer of The Cincinnati Insurance Company, begins to assume additional corporate accounting duties as Mathews nears retirement. In her 35-year accounting career at Cincinnati, Hoffer has assumed increasing levels of responsibility within the accounting operation, including overseeing the implementation and integration of new accounting technology systems. Hoffer holds a bachelor’s degree in accounting from the University of Cincinnati and a master’s of business administration from Xavier University.

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Sewell continued: “Theresa and Eric have worked together for many years. Theresa’s deep knowledge of the company’s insurance operations and accounting combined with her high level of business ethics make her the right choice to assume a more senior leadership role in our corporate accounting department.”

Senior Vice President Added to Cincinnati Insurance Commercial Lines Leadership

Stephen M. Spray, senior vice president, transitions to Cincinnati’s commercial insurance operations effective January 1, 2016, establishing the leadership perpetuation plan for the segment. An insurance industry veteran with more than 25 years of experience, Spray has been an agent, an underwriter and a field marketing representative. He most recently was responsible for property casualty sales and marketing, including management of field underwriters and independent agency relationships. Previously, Spray helped establish the company’s excess and surplus lines operations and created the Target Markets division. Spray will continue to report to J.F. Scherer, executive vice president and chief insurance officer.

Scherer commented: “Steve has worn many hats for our company. He understands the advantages independent agents bring to the insurance buying experience, and he’s adept at creating product suites to build on those advantages, deepening our relationships with agents and their clients.

“Bud Stoneburner, a proven and successful leader, continues to manage daily commercial insurance operations as senior vice president – commercial lines. Together, Bud and Steve will work to further enhance our agent-centered strategy, positioning our commercial lines operations for future profitable growth.”

Also effective January 1, Sean M. Givler, CIC, CRM, secretary, assumes leadership of property casualty insurance sales and marketing operations. Givler currently oversees field marketing representatives and agency relationships in Alabama, Montana, Pennsylvania, Tennessee and Texas. Since joining the company in 1997, he has held positions of increasing authority and responsibility in underwriting and field sales marketing and was appointed as an officer of Cincinnati Insurance in 2012. Givler earned a bachelor’s degree in psychology from the University of Tennessee and a master’s of business administration from the University of Phoenix.

Scherer continued: “Sean understands the advantages created by our unique model of empowered field associates serving our independent agency partners. He’s well known and respected by our agents. Sean’s enthusiasm is evident; he’s focused on finding new ways to serve the needs of our agents.”

About Cincinnati Financial

Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:	Street Address:
P.O. Box 145496	6200 South Gilmore Road
Cincinnati, Ohio 45250-5496	Fairfield, Ohio 45014-5141

Safe Harbor Statement

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2014 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 33.

Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes
•	Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance
•	Inadequate estimates or assumptions used for critical accounting estimates
•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value
•	Domestic and global events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
o	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)

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o	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
o	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities
•	Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets
•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•	Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our ability to conduct business and our relationships with agents, policyholders and others
•	Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
•	Delays or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•	Increased competition that could result in a significant reduction in the company’s premium volume
•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages
•	Inability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers
•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•	Inability of our subsidiaries to pay dividends consistent with current or past levels
•	Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:
o	Downgrades of the company’s financial strength ratings
o	Concerns that doing business with the company is too difficult
o	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
o	Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace
•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
o	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
o	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
o	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
o	Add assessments for guaranty funds, other insurance-related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
o	Increase our provision for federal income taxes due to changes in tax law
o	Increase our other expenses
o	Limit our ability to set fair, adequate and reasonable rates
o	Place us at a disadvantage in the marketplace
o	Restrict our ability to execute our business model, including the way we compensate agents
•	Adverse outcomes from litigation or administrative proceedings
•	Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•	Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location

Further, the company’s insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

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